UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2008
PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21287 (Commission File Number)	95-3732595 (I.R.S. Employer Identification No.)

2381 Rosecrans Avenue
El Segundo, California (Address of principal executive offices)	90245 (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
     Effective February 25, 2008, the Board of Directors of Peerless Systems Corporation (the “Company”) increased the authorized number of directors from six to seven and appointed Steven J. Pully as director of the Company to fill the vacancy created thereby and as Chairman of the Audit Committee, replacing Mr. Timothy Brog, who previously held this position.
     Mr. Pully is a consultant, working primarily in the asset management industry. From December 2001 to October 2007, Mr. Pully worked for Newcastle Capital Management, L.P, an investment partnership, where he served as president from January 2003 through October 2007. He also served as chief executive officer of New Century Equity Holdings Corp. from June 2004 through October of 2007 and remains a director of that company. Prior to joining Newcastle Capital Management, from 2000 to 2001, Mr. Pully served as a managing director in the investment banking department of Banc of America Securities, Inc. and from 1997 to 2000 he was a member of the investment banking department of Bear Stearns where he became a senior managing director in 1999. Mr. Pully is licensed as an attorney and CPA in the state of Texas and is also a CFA charterholder. He holds a B.S. with honors in Accounting from Georgetown University and a J.D. degree from The University of Texas.
     There are no arrangements or understandings between Mr. Pully and any other persons pursuant to which he was appointed as director. There are no family relationships among Mr. Pully and the directors or executive officers of the Company.
     Mr. Pully is not a party to any transactions with the Company that require disclosure pursuant to Item 404(a) of Regulation S-K.
     Each non-employee director of the Company receives a $35,000 yearly retainer and $2,000 for each in-person Board meeting attended and $1,000 for each telephonic Board meeting attended. Directors are entitled to receive $25,000 upon consideration of a strategic transaction. All directors are reimbursed for expenses incurred in connection with service on the Board of Directors.
     Pursuant to the Company’s 2005 Incentive Award Plan, each non-employee director automatically receives options to purchase 30,000 shares of the Company’s common stock in connection with his initial election to the Board of Directors and automatically receives options to purchase 10,000 shares of the Company’s common stock and 10,000 shares of restricted stock on the date of each annual stockholder meeting at which he is re-elected. Options for non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and 1/36th of the shares subject to the option vest each month thereafter for the following three years at an exercise price equal to fair market value of the Company’s common stock on the date of grant.
     On February 26, 2008, the Company issued a press release announcing the appointment of Mr. Pully to the Board of Directors and as Chairman of the Audit Committee and the Board of

Director’s approval to expand the size of the Board of Directors from six to seven directors. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press release dated February 26, 2008, announcing the appointment of Mr. Pully to the Company’s Board of Directors and as Chairman of the Audit Committee and the expansion of the size of the Board of Directors from six to seven directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION
Date: February 26, 2008	By	/s/ Richard L. Roll
Richard L. Roll
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated February 26, 2008, announcing the appointment of Mr. Pully to the Company’s Board of Directors and as Chairman of the Audit Committee and the expansion of the size of the Board of Directors from six to seven directors.